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                                                                   Exhibit 10.27

                                    AGREEMENT

      Agreement, dated as of November 13, 2000, between Orion Power Holdings, Inc., a Delaware corporation (the "Company"), and the parties listed in Appendix A hereto (collectively, the "Goldman Shareholders").

                                   WITNESSETH:

      WHEREAS, the Company is engaged in the acquisition, development, ownership and operation of electric power generation facilities throughout the United States;

      WHEREAS, the Goldman Shareholders currently own a majority of the outstanding shares of the Company's voting securities and, upon completion of the Company's initial public offering of its common stock, will own a substantial percentage of the outstanding voting securities of the Company;

      WHEREAS, the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), prohibits the Company from taking any action while the Goldman Shareholders own a specified percentage of the Company's outstanding voting securities or exercise a Controlling Influence (as defined below) with respect to the Company, if such action would cause the Goldman Shareholders or Goldman, Sachs & Co. and its Affiliates (together with the Goldman Shareholders, the "Goldman Sachs Entities") to be subject to material regulatory or other restrictions under either (a) the Public Utility Holding Company Act of 1935, as amended ("PUHCA") or the rules and regulations of the Securities and Exchange Commission thereunder or (b) the Federal Power Act, as amended (the "FPA") or the rules and regulations of the Federal Energy Regulatory Commission thereunder, as more fully described in Article Tenth of the Certificate of Incorporation; and

      WHEREAS, the Company and the Goldman Shareholders wish to set forth their agreement regarding when the Company and the Goldman Shareholders would attempt to structure a potential acquisition by the Company of voting securities of a Person or an action by the Company that would otherwise be prohibited under the Certificate of Incorporation without the prior written consent of the Goldman Shareholders;

      NOW, THEREFORE, in consideration of these premises and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Goldman Shareholders do hereby agree as follows:

      Section 1. Definitions: The following terms, when used herein, shall have the meanings specified below:

      (a) "Affiliate" shall mean, when used with respect to a specified Person, another Person that directly or indirectly controls or is controlled by or is under common control with the Person specified. For this purpose, "control" of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting shares, by contract or otherwise.
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      (b) "Controlling Influence" shall mean a "controlling influence" (within the meaning of PUHCA) that would cause any of the Goldman Sachs Entities to be deemed any of an "affiliate," a "subsidiary company" or a "holding company" under PUHCA or subject to regulation under PUHCA.

      (c) "Person" shall mean any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or other entity.

       (d) "Statutory Threshold" shall having the meaning set forth in Article Tenth of the Certificate of Incorporation.

      Section 2. Agreement. The Company and the Goldman Shareholders agree that when the Goldman Sachs Entities are no longer a controlling shareholder of the Company (including without limitation through the exercise of a Controlling Influence) but still own a percentage of the outstanding voting stock of the Company that is not less than the Statutory Threshold, if the Company wishes to purchase voting securities of a Person or take any other action that has been duly approved by the Board of Directors but is prohibited by the Certificate of Incorporation without the prior written consent of the Goldman Sachs Entities, then, upon the request of the Company to the Goldman Sachs Entities, the Company and the Goldman Sachs Entities will attempt in good faith (i) to structure any such proposed acquisition of securities or proposed action in a manner which avoids the imposition of material regulatory or other restrictions on the Company or any of the Goldman Sachs Entities or (ii) if such structure is not feasible, to restructure the Goldman Sachs Entities' then existing ownership of the Company's voting securities in a manner which avoids the imposition of material regulatory or other restrictions on the Company or any of the Goldman Sachs Entities. Any structure developed pursuant to clause (i) or (ii) of the preceding sentence must be reasonably satisfactory to the Goldman Sachs Entities.

      Section 3.  Notices.  (a)   Notices and other communications provided
for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy as follows:

            (i) if to the Company, to: Thad Miller, General Counsel, Orion Power Holdings, Inc., 7 East Redwood Street, 10th Floor, Baltimore, MD 21202; and

            (ii) if to any of the Goldman Sachs Entities, to: Goldman, Sachs & Co., 85 Broad Street, New York York 10004, attention:
                  David J. Greenwald.


All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy to such party as provided in this Section 3.

      Section 4. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any party that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. The Goldman Shareholders may not assign their rights and obligations under this Agreement to any Person without the prior written consent of the Company; provided that the Goldman Shareholders shall be permitted to assign their rights and obligations under this Agreement to any of their respective Affiliates.

      Section 5. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICT OF LAW PROVISIONS.

      Section 6. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

      Section 7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

      Section 8. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.




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
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.


                                        ORION POWER HOLDINGS, INC.
                                        By:__________________________
                                           Name:
                                           Title:



GS CAPITAL PARTNERS II, L.P.            GS CAPITAL PARTNERS II OFFSHORE, L.P.
By:  GS Advisors, L.L.C.                By:  GS Advisors II, L.L.C.
       Its General Partner                     Its General Partner


By:__________________________           By:__________________________




GS CAPITAL PARTNERS III, L.P.           GS CAPITAL PARTNERS III OFFSHORE, L.P.
By:  GS Advisors III, L.L.C.            By:  GS Advisors III, L.L.C.
       Its General Partner                     Its General Partner


By:__________________________           By:__________________________



                                        GOLDMAN SACHS & CO. VERWALTUNGS GmbH


                                        By:__________________________


                                        AND

                                        By:__________________________



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

STONE STREET FUND 1998, L.P.          BRIDGE STREET FUND 1998, L.P.
By:   Stone Street 1998, L.L.C.       By:   Stone Street 1998, L.L.C.
        Its General Partner                   Its General Partner


By:__________________________         By:__________________________




STONE STREET FUND 2000, L.P.          BRIDGE STREET SPECIAL OPPORTUNITIES FUND
By:   Stone Street 2000, L.L.C.       2000, L.P.
        Its General Partner           By:   Bridge Street Special
                                            Opportunities 2000, L.L.C.
                                            Its General Partner
By:__________________________

                                      By:__________________________





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
                                   APPENDIX A


GS Capital Partners II, L.P.
GS Capital Partners II Offshore, L.P.
Goldman, Sachs & Co. Verwaltungs (as nominee for GS Capital Partners II (Germany), CLP)
GS Capital Partners III, L.P.
GS Capital Partners III, Offshore
Goldman, Sachs & Co. Verwaltungs (as nominee for GS Capital Partners III (Germany), CLP)
Bridge Street Fund 1998, L.P.
Bridge Street Special Opportunities Fund 2000, L.P.
Stone Street Fund 1998, L.P.
Stone Street Fund 2000, L.P.




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